Exhibit 99.1

FOR IMMEDIATE RELEASEContact:

Jack McGinnis

+1.414.906.7977

jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2019 Results

•	Revenue trend in second quarter consistent with first quarter on organic constant currency basis
•	Completed acquisition of Switzerland Manpower franchise in April 2019 resulting in a non-cash accounting gain of $80 million
•	Greater China JV completed Hong Kong public offering in July 2019, proceeds to be invested into the business for further growth; ManpowerGroup remains largest shareholder
•	Non-cash goodwill impairment charge of $64 million in the second quarter
•	Overall constant currency organic revenue trend anticipated to improve into the third quarter

Financial Overview:

MILWAUKEE, July 19, 2019 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $2.11 per diluted share for the three months ended June 30, 2019 compared to $2.17 per diluted share in the prior year period.  Net earnings in the quarter were $127.3 million compared to $143.4 million a year earlier.  Revenues for the second quarter were $5.4 billion, a 5% decline from the prior year period.

The current year quarter included special items consisting of a non-cash accounting gain of $80 million related to the purchase of our remaining interest in the Switzerland Manpower business, which increased earnings per share by $1.32, and a goodwill impairment charge and related tax and other costs of $76 million, which decreased earnings per share by $1.26.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues were flat. On a constant currency basis, net earnings per diluted share increased 1% and decreased 8%, excluding the impact of the special items and restructuring charges in the prior year. Earnings per share in the quarter were negatively impacted 8 cents by changes in foreign currencies compared to the prior year, or 11 cents excluding the special items.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “We delivered solid results in the second quarter, reflecting the significant variations we are seeing across global labor markets.  We are making operational and strategic progress and continue to invest in technology for every stage of the HR value chain as this remains core to everything we do today and in the future.  As skills shortages continue to be felt by many employers, demand for our extensive portfolio of workforce solutions and services across our global footprint continues to provide us with opportunities for profitable growth in many markets.”

“We anticipate diluted earnings per share in the third quarter will be between $1.88 and $1.96, which includes an estimated unfavorable currency impact of 4 cents and an estimated unfavorable impact from the expected French corporate tax rate change for 2019 of 5 cents.”

On July 10, 2019, our joint venture in Greater China, ManpowerGroup Greater China Limited, successfully completed its initial public offering on the Hong Kong Stock Exchange which will result in the deconsolidation of the business. During the quarter we recorded $60 million of goodwill impairment and a discrete tax charge of $10 million related to our Germany business and a charge of $6 million for goodwill impairment and additional costs related to our New Zealand business.

Net earnings for the six months ended June 30, 2019 were $180.8 million, or $2.98 per diluted share compared to net earnings of $240.4 million, or $3.62 per diluted share in the prior year. The year to date period included special items and restructuring costs which reduced earnings per share by 46 cents. The prior year-to-date period included restructuring costs which reduced earnings per share by 45 cents. Revenues for the six-month period were $10.4 billion, a decrease of 7% from the prior year or a decrease of 1% in constant currency. Earnings per share for the six-month period were negatively impacted 15 cents by changes in foreign currencies compared to the prior year, or 23 cents excluding the special items and restructuring costs.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 19, 2019 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions – creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2019, ManpowerGroup was named one of the World's Most Ethical Companies for the tenth year and one of Fortune's Most Admired Companies for the seventeenth year, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com

Forward-Looking Statements

This news release contains statements, including earnings projections, predictions about revenue trends and the effect of restructuring actions, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2018, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,373.1	$5,656.9	-5.0%	-0.1%
Cost of services	4,502.7	4,734.2	-4.9%	0.0%
Gross profit	870.4	922.7	-5.7%	-1.1%
Selling and administrative expenses, excluding impairment charge	675.6	714.4	-5.4%	-1.0%
Goodwill impairment charge (b)	64.0	—	—	—
Selling and administrative expenses	739.6	714.4	3.6%	8.3%
Operating profit	130.8	208.3	-37.2%	-33.2%
Interest and other expenses	(70.2)	10.5	—
Earnings before income taxes	201.0	197.8	1.6%	5.6%
Provision for income taxes	73.7	54.4	35.6%
Net earnings	$127.3	$143.4	-11.3%	-8.0%
Net earnings per share - basic	$2.12	$2.18	-2.8%
Net earnings per share - diluted	$2.11	$2.17	-2.8%	0.9%
Weighted average shares - basic	60.0	65.7	-8.7%
Weighted average shares - diluted	60.4	66.1	-8.8%

(a)  Revenues from services include fees received from our franchise offices of $4.1 million and $6.2 million for the three months ended June 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $163.2 million and $273.9 million for the three months ended June 30, 2019 and 2018, respectively.

(b)  The goodwill impairment charge for the three months ended June 30, 2019 relates to our investments in Germany and New Zealand.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$630.9	$640.5	-1.5%	-1.5%
Other Americas	412.5	412.0	0.1%	8.8%
	1,043.4	1,052.5	-0.9%	2.5%
Southern Europe:
France	1,420.2	1,512.5	-6.1%	-0.4%
Italy	394.0	443.0	-11.1%	-5.7%
Other Southern Europe	573.0	478.5	19.7%	25.2%
	2,387.2	2,434.0	-1.9%	3.7%
Northern Europe	1,183.2	1,393.2	-15.1%	-9.6%
APME	708.9	724.8	-2.2%	1.3%
Right Management	50.4	52.4	-3.9%	-0.9%
	$5,373.1	$5,656.9	-5.0%	-0.1%
Operating Unit Profit:
Americas:
United States	$32.2	$38.2	-15.6%	-15.6%
Other Americas	17.3	18.5	-7.0%	-0.2%
	49.5	56.7	-12.8%	-10.6%
Southern Europe:
France	75.7	73.0	3.6%	9.6%
Italy	29.8	31.9	-6.7%	-1.1%
Other Southern Europe	18.0	16.8	7.6%	11.9%
	123.5	121.7	1.5%	7.1%
Northern Europe	24.3	24.7	-1.6%	4.7%
APME	28.1	29.2	-4.1%	-1.1%
Right Management	9.0	10.5	-13.5%	-11.5%
	234.4	242.8
Corporate expenses	(31.9)	(25.9)
Goodwill impairment charge	(64.0)	—
Intangible asset amortization expense	(7.7)	(8.6)
Operating profit	130.8	208.3	-37.2%	-33.2%
Interest and other expenses (b)	70.2	(10.5)
Earnings before income taxes	$201.0	$197.8

(a)  In the United States, revenues from services include fees received from our franchise offices of $3.7 million and $3.9 million for the three months ended June 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $154.3 million and $166.7 million for the three months ended June 30, 2019 and 2018, respectively.

(b)  The components of interest and other expenses were:

	2019	2018
Interest expense	$11.2	$13.3
Interest income	(1.1)	(1.4)
Foreign exchange gain	(0.5)	(0.1)
Miscellaneous income, net (c)	(79.8)	(1.3)
	$(70.2)	$10.5

(c)  Includes an $80.0 million gain related to our acquisition of the remaining controlling interest in our Swiss franchise.

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from services (a)	$10,418.0	$11,179.3	-6.8%	-1.1%
Cost of services	8,742.8	9,371.2	-6.7%	-1.0%
Gross profit	1,675.2	1,808.1	-7.3%	-2.0%
Selling and administrative expenses, excluding impairment charge	1,374.9	1,446.0	-4.9%	0.4%
Goodwill impairment charge (b)	64.0	—	—	—
Selling and administrative expenses	1,438.9	1,446.0	-0.5%	5.0%
Operating profit	236.3	362.1	-34.8%	-30.2%
Interest and other expenses	(58.3)	26.6	—
Earnings before income taxes	294.6	335.5	-12.2%	-7.6%
Provision for income taxes	113.8	95.1	19.8%
Net earnings	$180.8	$240.4	-24.8%	-21.1%
Net earnings per share - basic	$3.00	$3.65	-17.8%
Net earnings per share - diluted	$2.98	$3.62	-17.7%	-13.5%
Weighted average shares - basic	60.3	65.8	-8.4%
Weighted average shares - diluted	60.7	66.4	-8.5%

(a)  Revenues from services include fees received from our franchise offices of $9.7 million and $11.4 million for the six months ended June 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $406.2 million and $510.7 million for the six months ended June 30, 2019 and 2018, respectively.

(b)  The goodwill impairment charge for the six months ended June 30, 2019 relates to our investments in Germany and New Zealand.

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,234.5	$1,256.8	-1.8%	-1.8%
Other Americas	816.2	818.3	-0.3%	9.7%
	2,050.7	2,075.1	-1.2%	2.8%
Southern Europe:
France	2,721.6	2,936.5	-7.3%	-0.7%
Italy	749.9	856.6	-12.5%	-6.3%
Other Southern Europe	1,017.9	952.9	6.8%	13.4%
	4,489.4	4,746.0	-5.4%	1.1%
Northern Europe	2,372.9	2,810.8	-15.6%	-9.2%
APME	1,408.8	1,445.0	-2.5%	1.6%
Right Management	96.2	102.4	-6.1%	-2.7%
	$10,418.0	$11,179.3	-6.8%	-1.1%
Operating Unit Profit:
Americas:
United States	$48.6	$64.9	-25.1%	-25.1%
Other Americas	32.1	34.7	-7.7%	-2.7%
	80.7	99.6	-19.0%	-17.3%
Southern Europe:
France	131.2	130.7	0.3%	7.2%
Italy	50.2	57.1	-12.0%	-6.0%
Other Southern Europe	29.0	31.6	-8.3%	-3.5%
	210.4	219.4	-4.1%	2.2%
Northern Europe	24.9	41.3	-39.7%	-35.6%
APME	48.2	55.1	-12.6%	-9.5%
Right Management	11.1	16.9	-34.2%	-32.3%
	375.3	432.3
Corporate expenses	(59.8)	(52.7)
Goodwill impairment charge	(64.0)	—
Intangible asset amortization expense	(15.2)	(17.5)
Operating profit	236.3	362.1	-34.8%	-30.2%
Interest and other expenses (b)	58.3	(26.6)
Earnings before income taxes	$294.6	$335.5

(a)  In the United States, revenues from services include fees received from our franchise offices of $7.3 million and $7.1 million for the six months ended June 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $311.2 million and $315.7 million for the six months ended June 30, 2019 and 2018, respectively.

(b)  The components of interest and other expenses were:

	2019	2018
Interest expense	$21.4	$26.9
Interest income	(2.6)	(2.6)
Foreign exchange loss (gain)	2.4	(0.2)
Miscellaneous (income) expense, net (c)	(79.5)	2.5
	$(58.3)	$26.6

(c)  Includes an $80.0 million gain related to our acquisition of the remaining controlling interest in our Swiss franchise.

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Jun. 30	Dec. 31
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$770.4	$591.9
Accounts receivable, net	5,415.6	5,276.1
Prepaid expenses and other assets	192.6	129.1
Total current assets	6,378.6	5,997.1
Other assets:
Goodwill	1,262.4	1,297.1
Intangible assets, net	276.3	246.3
Operating lease right-of-use asset	455.5	—
Other assets	526.6	826.7
Total other assets	2,520.8	2,370.1
Property and equipment:
Land, buildings, leasehold improvements and equipment	613.4	613.6
Less: accumulated depreciation and amortization	465.7	461.0
Net property and equipment	147.7	152.6
Total assets	$9,047.1	$8,519.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,415.4	$2,266.7
Employee compensation payable	184.8	209.7
Accrued liabilities	538.5	411.0
Accrued payroll taxes and insurance	659.5	729.8
Value added taxes payable	511.5	508.6
Short-term borrowings and current maturities of long-term debt	47.7	50.1
Total current liabilities	4,357.2	4,175.9
Other liabilities:
Long-term debt	1,025.8	1,025.3
Long-term operating lease liability	332.8	—
Other long-term liabilities	636.8	620.1
Total other liabilities	1,995.4	1,645.4
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,354.4	3,337.5
Retained earnings	3,273.3	3,157.7
Accumulated other comprehensive loss	(416.5)	(399.8)
Treasury stock, at cost	(3,579.9)	(3,471.7)
Total ManpowerGroup shareholders' equity	2,632.5	2,624.9
Noncontrolling interests	62.0	73.6
Total shareholders' equity	2,694.5	2,698.5
Total liabilities and shareholders' equity	$9,047.1	$8,519.8

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30
	2019	2018
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$180.8	$240.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	39.0	42.9
Noncash lease expense	63.6	—
Noncash goodwill impairment charge	64.0	—
Deferred income taxes	13.7	(16.6)
Provision for doubtful accounts	11.5	10.9
Share-based compensation	12.9	12.8
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(120.9)	(132.0)
Other assets	88.3	85.9
Other liabilities	(75.8)	(68.7)
Cash provided by operating activities	277.1	175.6
Cash Flows from Investing Activities:
Capital expenditures	(24.0)	(26.8)
Acquisitions of businesses, net of cash acquired	114.7	(8.2)
Proceeds from the sale of subsidiaries, investments, property and equipment	8.0	6.7
Cash provided by (used in) investing activities	98.7	(28.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(3.0)	(4.5)
Proceeds from long-term debt	7.6	583.3
Repayments of long-term debt	(0.1)	(408.1)
Payments for debt issuance costs	—	(2.4)
Payments of contingent considerations for acquisitions	(22.8)	(15.1)
Proceeds from share-based awards and sale of subsidiaries	5.5	4.0
Payments to noncontrolling interests	(2.1)	(1.9)
Other share-based award transactions	(7.3)	(17.3)
Repurchases of common stock	(101.0)	(113.2)
Dividends paid	(65.2)	(66.0)
Cash used in financing activities	(188.4)	(41.2)
Effect of exchange rate changes on cash	(8.9)	(27.6)
Change in cash and cash equivalents	178.5	78.5
Cash and cash equivalents, beginning of period	591.9	689.0
Cash and cash equivalents, end of period	$770.4	$767.5